Calculation of Filing Fee Tables

Form N-2

(Form Type)

Nuveen Taxable Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares, $0.01 par value per share	457(o)

	Other	Rights to purchase Common Shares (2)	—

	Equity	Preferred Shares	457(o)

	Unallocated (Universal) Shelf	N/A	457(o)

Fees Previously Paid	Equity	Common Shares, $0.01 par value per share	457(o)

	Other	Rights to purchase Common Shares (2)	—

	Equity	Preferred Shares	457(o)

	Unallocated (Universal) Shelf	N/A	457(o)

Carry Forward Securities

Carry Forward Securities	Equity	Common Shares, $0.01 par value per share, and Preferred Shares	415(a)(6)		—	$120,480,111	0.0001091(3)	$13,144.38	N-2	333-248493	January 21, 2021	$13,144.38(4)

Total Offering Amounts						$120,480,111		—

Total Fees Previously Paid								$13,144.38

Total Fee Offsets

Net Fee Due								$0

(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 (“Securities Act”) solely for purposes of determining the registration fee. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

(2) No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase Common Shares, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

(3) The then-current fee rate was $109.10 per $1,000,000.

(4) The Registrant previously registered securities with a maximum aggregate offering price of $162,000,000 in reliance on Rule 457(o) under the Securities Act, with respect to which the Registrant paid filing fees of $17,674.20, in its prior Registration Statement (File No. 333-248493), which was declared effective on January 21, 2021 (the “Prior Registration Statement”). As of the time of this filing, securities with a maximum aggregate offering price of $120,480,111 remain unsold from the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward such unsold securities, with respect to which $13,144.38 in filing fees have already been paid. Because this Registration Statement only includes such carry forward securities for which a registration fee was previously paid, no additional filing fees are currently due.